Exhibit 99.1

RCI Reports 1Q20 Results and Files 10-Q

HOUSTON – February 27, 2020 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the Fiscal 2020 first quarter ended December 31, 2019 and the filing of its 10-Q.

1Q20 vs. 1Q19

●	Diluted EPS of $0.60 compared to $0.65 (1Q19 benefitted from $1.1 million in pre-tax gains on the sale of non-income producing assets)
●	Diluted non-GAAP* EPS of $0.62 compared to $0.61
●	Weighted average shares outstanding fell 391K or 4.0% due to repurchases
●	Cash rebounded to $13.2 million at December 31, 2019 after $6.4 million in 1Q20 share buybacks
●	Free cash flow (FCF) totaled $9.3 million (based on net cash provided by operating activities of $10.3 million, less maintenance capital expenditures of $1.0 million)
●	Total revenues of $48.4 million compared to $44.0 million on 47 and 46 units, respectively
●	Bombshells quarterly revenues hit a record $10.4M as segment margin rebounded to +15%

Conference Call 4:30 PM ET Today

●	Call to discuss 1Q20 results, outlook and related matters
●	Live Participant Phone Number: Toll Free 877-407-9210, International 201-689-8049
●	To access the live webcast, slides or replay, visit: https://www.webcaster4.com/Webcast/Page/2209/33364
●	Phone Replay: Toll Free 877-481-4010, International 919-882-2331, Passcode: 33364

CEO Comment

“Bombshells revenue, margin and profit continued to grow noticeably in 1Q20 from new and older locations, despite pre-opening costs for two new units,” said Eric Langan, President & CEO. “Performance should continue to expand with Bombshells Katy, which opened mid-1Q20; Bombshells 59 in southwest Houston, which opened mid-2Q20; and the remodeling and expansion of our first Bombshells, which opened seven years ago in Dallas.

“Nightclubs maintained their strong contribution as two new locations – Rick’s Cabarets in Chicago and Pittsburgh – made up for two clubs closed part of the quarter for repairs, and one less selling week during the high-volume Thanksgiving and Christmas period. Performance has already begun to pick up appreciably. Scarlett’s Cabaret St. Louis and Rick’s Cabaret Odessa have reopened. We have a great sports calendar in 2Q20 in markets where we have larger clubs, and we continue to look forward to closing on our Northeast Corridor acquisition.

“Salaries and wages and SG&A were higher than what we’d like due to accounting, legal and overtime costs related to our recently filed 10-K, which included the reaudits of FY 2017 and FY 2018 in conjunction with the FY 19 audit. While these costs will continue to be somewhat high in 2Q20, with the 10-K and now the 10-Q filed, we expect them to subside in the second half and help increase operating leverage.

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“Nonetheless, we continued to move forward in 1Q20 with our capital allocation strategy. We reduced shares outstanding 4% year over year, buying back 332,671 shares, for $6.4 million, and still ended the quarter with $13.2 million of cash compared to $14.1 million at September 30th. In addition, free cash flow continues at a run rate of approximately $30 million based on $34 million in net cash from operating activities less $4 million of maintenance capital expenditures.

“To increase our financial flexibility, in 1Q20 and 2Q20 we refinanced $12.2 million of debt, eliminating $10.8 million of near-term non-realty balloon payments, to avoid any large near-term cash needs. This flexibility will be further enhanced when we close on approximately $6.7 million in excess properties under contract to sell, and we sell or lease remaining excess properties with approximately $9 million in market value.”

1Q20 REVIEW (All comparisons to 1Q19 unless otherwise noted)

●	Total Revenues: Total revenues of $48.4 million rose $4.4 million or 9.9%. Growth reflected increases of $2.4 million (+13.3%) in alcoholic beverages, $1.8 million (+30.9%) in food, and $319K (+11.8%) in other. Service revenues declined $138K (-0.8%). Beverage and food reflected strong sales at Bombshells. Service reflected one less holiday sales week for clubs.

●	Operating Income: Due to the company’s growth and other factors, operating expenses increased $5.8 million or 17.7%. Cost of goods increased $964K or 16.6%, reflecting a higher amount and proportion of beverage and food sales. Salaries and wages and SG&A increased $3.6 million or 13.9% due to more units open, Bombshells pre-opening costs, and expenses related to RCI’s recently filed 10-K. Other gains, net, declined $1.1 million from 1Q19, when three non-income producing assets were sold. As a result, GAAP operating income declined $1.4 million, while non-GAAP operating income fell only $375K.

●	Nightclubs Segment: Revenues increased slightly to $37.9 million, with 38 units compared to 39, as sales of new clubs offset clubs closed for part of the quarter and the shorter holiday selling season. GAAP operating income declined $1.6 million from 1Q19, which included most of the 1Q19 gains on sales. On a non-GAAP basis, operating income fell only $440K.

●	Bombshells Segment: Revenues of $10.4 million increased 72.1%, with 9 units compared to 7. Revenues from new units totaled $4.8 million from four Houston area locations—Pearland (opened April 2018), I-10 (December 2018), Tomball (March 2019), and Katy (October 22, 2019), which experienced a record month for a Bombshells in November. Same-store sales increased 19.2%. Units also benefitted from increased traffic as a result of the Houston pro baseball team playing through to the 7th game of the championship. Operating margin expanded to 15.2% compared to 2.0%. Segment profit jumped to $1.6 million from $119K.

●	Other Metrics

○	Occupancy Costs (rent and interest expense as a percentage of total revenues) were 7.3% compared to 8.0%. 1Q19 reflected lower debt at lower average interest rates and increased revenues.
○	Cash and Cash Equivalents totaled $13.2 million at December 31, 2019 compared to $14.1 million at September 30, 2019 and $9.4 million at December 31, 2018.
○	Long-Term Debt of $141.8 million at December 31, 2019 fell $1.7 million from September 30, 2019 and $11.3 million from December 31, 2018, due to scheduled paydowns and loan repayments, partially offset by new debt to fund the Bombshells expansion.
○	Operating lease liabilities: We adopted ASC 842, Leases. This resulted in an increase of $27.3 million in total assets with the recognition of operating lease right-of-use assets net of the reclassification of deferred rent liability of $1.2 million, and an increase in total liabilities with the recognition of $28.6 million operating lease liabilities.
○	Maintenance Capital Expenditures of $1.0 million increased from $376K due to remodeling of Bombshells Dallas and upgrading of our two South Florida clubs in advance of the pro football championship in 2Q20.

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*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, and (d) settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) unrealized gains or losses on equity securities, (e) settlement of lawsuits, and (f) the income tax effect of the above described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 21.8% and 22.2% effective tax rate of the pre-tax non-GAAP income before taxes for the quarter ended December 31, 2019 and 2018, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, and (g) settlement of lawsuits. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

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Notes

●	Unit counts above are at period end.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.
●	Planned opening dates are subject to change due to weather, which could affect construction schedules, and scheduling of final municipal inspections.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, St. Louis, Charlotte, Pittsburgh, and other markets operate under brand names such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com/

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) our ability to regain and maintain compliance with the filing requirements of the SEC and the Nasdaq Stock Market, and (vii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share and percentage data)

	For the Three Months Ended December 31,
	2019		2018
	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$20,743	42.9%	$18,310	41.6%
Sales of food and merchandise	7,447	15.4%	5,690	12.9%
Service revenues	17,193	35.5%	17,331	39.4%
Other	3,011	6.2%	2,692	6.1%
Total revenues	48,394	100.0%	44,023	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	4,146	20.0%	3,736	20.4%
Food and merchandise sold	2,553	34.3%	1,984	34.9%
Service and other	77	0.4%	92	0.5%
Total cost of goods sold (exclusive of items shown below)	6,776	14.0%	5,812	13.2%
Salaries and wages	13,223	27.3%	12,096	27.5%
Selling, general and administrative	16,531	34.2%	14,027	31.9%
Depreciation and amortization	2,204	4.6%	2,053	4.7%
Other gains, net	(26)	-0.1%	(1,097)	-2.5%
Total operating expenses	38,708	80.0%	32,891	74.7%
Income from operations	9,686	20.0%	11,132	25.3%
Other income (expenses)
Interest expense	(2,485)	-5.1%	(2,521)	-5.7%
Interest income	98	0.2%	51	0.1%
Non-operating loss	(72)	-0.1%	(447)	-1.0%
Income before income taxes	7,227	14.9%	8,215	18.7%
Income tax expense	1,593	3.3%	1,811	4.1%
Net income	5,634	11.6%	6,404	14.5%
Net income attributable to noncontrolling interests	-	0.0%	(60)	-0.1%
Net income attributable to RCIHH common shareholders	$5,634	11.6%	$6,344	14.4%

Earnings per share
Basic and diluted	$0.60		$0.65

Weighted average shares outstanding
Basic and diluted	9,322		9,713

Dividends per share	$0.03		$0.03

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months
	Ended December 31,
	2019	2018
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common shareholders	$5,634	$6,344
Income tax expense (benefit)	1,593	1,811
Interest expense, net	2,387	2,470
Settlement of lawsuits	24	60
Gain on sale of businesses and assets	(30)	(1,157)
Unrealized loss on equity securities	72	447
Gain on insurance	(20)	-
Depreciation and amortization	2,204	2,053
Adjusted EBITDA	$11,864	$12,028

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common shareholders	$5,634	$6,344
Amortization of intangibles	156	156
Settlement of lawsuits	24	60
Gain on sale of businesses and assets	(30)	(1,157)
Unrealized loss on equity securities	72	447
Gain on insurance	(20)	-
Net income tax effect of adjustments above	(26)	110
Non-GAAP net income	$5,810	$5,960

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,322	9,713
GAAP diluted earnings per share	$0.60	$0.65
Amortization of intangibles	0.02	0.02
Settlement of lawsuits	0.00	0.01
Gain on sale of businesses and assets	(0.00)	(0.12)
Unrealized loss on equity securities	0.01	0.05
Gain on insurance	(0.00)	-
Net income tax effect of adjustments above	(0.00)	0.01
Non-GAAP diluted earnings per share	$0.62	$0.61

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$9,686	$11,132
Amortization of intangibles	156	156
Settlement of lawsuits	24	60
Gain on sale of businesses and assets	(30)	(1,157)
Gain on insurance	(20)	-
Non-GAAP operating income	$9,816	$10,191

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	20.0%	25.3%
Amortization of intangibles	0.3%	0.4%
Settlement of lawsuits	0.0%	0.1%
Gain on sale of businesses and assets	-0.1%	-2.6%
Gain on insurance	0.0%	0.0%
Non-GAAP operating margin	20.3%	23.1%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$10,273	$11,452
Less: Maintenance capital expenditures	1,021	376
Free cash flow	$9,252	$11,076

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months
	Ended December 31,
	2019	2018
Revenues
Nightclubs	$37,859	$37,728
Bombshells	10,350	6,013
Other	185	282
	$48,394	$44,023

Income (loss) from operations
Nightclubs	$13,776	$15,387
Bombshells	1,573	119
Other	(207)	(119)
General corporate	(5,456)	(4,255)
	$9,686	$11,132

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended December 31, 2019					For the Three Months Ended December 31, 2018
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$13,776	$1,573	$(207)	$(5,456)	$9,686	$15,387	$119	$(119)	$(4,255)	$11,132
Amortization of intangibles	57	4	95	-	156	-	-	-	156	156
Settlement of lawsuits	24	-	-	-	24	45	3	-	12	60
Gain on sale of businesses and assets	3	-	-	(33)	(30)	(1,152)	-	(5)	-	(1,157)
Gain on insurance	(20)	-	-	-	(20)	-	-	-	-	-
Non-GAAP operating income (loss)	$13,840	$1,577	$(112)	$(5,489)	$9,816	$14,280	$122	$(124)	$(4,087)	$10,191

GAAP operating margin	36.4%	15.2%	-111.9%	-11.3%	20.0%	40.8%	2.0%	-42.2%	-9.7%	25.3%
Non-GAAP operating margin	36.6%	15.2%	-60.5%	-11.3%	20.3%	37.8%	2.0%	-44.0%	-9.3%	23.1%

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended
	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,634	$6,404
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,204	2,053
Deferred tax expense (credit)	(150)	458
Gain on sale of businesses and assets	(30)	(1,176)
Unrealized loss on equity securities	72	447
Amortization of debt discount and issuance costs	61	95
Deferred rent expense	-	142
Noncash lease expense	329	-
Gain on insurance	(20)	-
Changes in operating assets and liabilities:
Accounts receivable	2,345	1,723
Inventories	(141)	(163)
Prepaid expenses, other current assets and other assets	1,565	1,939
Accounts payable, accrued and other liabilities	(1,596)	(470)
Net cash provided by operating activities	10,273	11,452
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	51	1,245
Proceeds from insurance	932	-
Proceeds from notes receivable	357	32
Additions to property and equipment	(4,058)	(7,295)
Acquisition of businesses, net of cash acquired	-	(13,500)
Net cash used in investing activities	(2,718)	(19,518)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	318	5,652
Payments on long-term debt	(2,081)	(5,279)
Purchase of treasury stock	(6,441)	(355)
Payment of dividends	(279)	(291)
Distribution to noncontrolling interests	(10)	-
Net cash used in financing activities	(8,493)	(273)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(938)	(8,339)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	14,097	17,726
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,159	$9,387

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	September 30,	December 31,
	2019	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$13,159	$14,097	$9,387
Accounts receivable, net	3,131	6,289	5,583
Current portion of notes receivable	659	954	-
Inventories	2,739	2,598	2,578
Prepaid insurance	4,150	5,446	3,603
Other current assets	2,236	2,521	1,560
Assets held for sale	4,825	2,866	2,356
Total current assets	30,899	34,771	25,067
Property and equipment, net	183,657	183,956	187,502
Operating lease right-of-use assets	26,981	-	-
Notes receivable, net of current portion	4,149	4,211	3,467
Goodwill	53,630	53,630	54,731
Intangibles, net	75,795	75,951	77,289
Other assets	1,062	1,118	1,466
Total assets	$376,173	$353,637	$349,522

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$3,202	$3,810	$2,357
Accrued liabilities	13,759	14,644	11,940
Current portion of long-term debt	14,898	15,754	14,898
Current portion of operating lease liabilities	1,521	-	-
Total current liabilities	33,380	34,208	29,195
Deferred tax liability, net	21,508	21,658	21,473
Long-term debt, net of current portion and debt discount and issuance costs	126,928	127,774	138,197
Operating lease liabilities, net of current portion	26,745	-	-
Other long-term liabilities	407	1,696	1,567
Total liabilities	208,968	185,336	190,432

Commitments and contingencies

Equity
Preferred stock	-	-	-
Common stock	93	96	97
Additional paid-in capital	54,874	61,312	63,857
Retained earnings	112,404	107,049	95,179
Total RCIHH stockholders’ equity	167,371	168,457	159,133
Noncontrolling interests	(166)	(156)	(43)
Total equity	167,205	168,301	159,090
Total liabilities and equity	$376,173	$353,637	$349,522

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